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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



       We consent to the incorporation by reference in the Registration Statement on (Form S-8) pertaining to the 1995 International Employee Stock Purchase Plan, as amended, to the French Employee Savings Plan, as amended, and to the 1999 Stock Option Plan, as amended, of our report dated January 31, 2000, with respect to the consolidated financial statements and schedule of Business Objects, S.A. included in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP


San Jose, California
July 25, 2000